UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2014

Great Lakes Dredge & Dock Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33225	20-5336063
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2122 York Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers and Other Events.

(d) On July 30, 2014, the Board of Directors (the “Board”) of Great Lakes Dredge & Dock Corporation (the “Company”) elected Major General (Ret.) Michael J. Walsh as a director and appointed him to the Company’s Compensation Committee, effective immediately. Mr. Walsh will serve in the class of directors whose term expires at the Company’s 2017 Annual Meeting of Stockholders.

Mr. Walsh currently serves as Vice President – Water Resources and Coastal Resiliency at Dewberry, a privately held professional services firm, based in Fairfax, VA. He previously served as Deputy Commanding General for Civil and Emergency operations for the U.S. Army Corps of Engineers (the “Corps”) from 2011 to 2013 and at increasing roles at the Corps since 1994.

Mr. Walsh will receive the standard compensation amounts payable to non-employee directors of the Company and members of the Company’s Compensation Committee, as described in the Company’s definitive proxy statement filed with the Commission on April 7, 2014.

There are no arrangements or understandings between Mr. Walsh and any other person, pursuant to which Mr. Walsh was selected as a director. Neither Mr. Walsh nor any of his immediate family members have been a party to any transaction or currently proposed transaction with the Company that is reportable under Item 404(a) of Regulation S-K.

Item 9.01 — Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is furnished herewith:

99.1	Major General (Ret.) Michael J. Walsh Appointed to Great Lakes’ Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Jonathan W. Berger
Date: August 1, 2014	Jonathan W. Berger Chief Executive Officer

EXHIBIT INDEX

Number	Exhibit

99.1	Major General (Ret.) Michael J. Walsh Appointed to Great Lakes’ Board of Directors.

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